EXHIBIT 21

Subsidiaries of Security National
Financial Corporation
as of March 31, 2015

SecurityNational Mortgage Company
Security National Life Insurance Company
Southern Security Life Insurance Company, Inc.
Trans-Western Life Insurance Company
Memorial Insurance Company of America
C & J Financial, LLC
American Funeral Financial, LLC
FFC Acquisition Co., LLC dba Funeral Funding Center
Mortician's Choice, LLC
Canadian Funeral Financial, LLC
Insuradyne Corporation
Green Street Mortgage Services, Inc.
Marketing Source Center, Inc. dba Security National Travel Services
Adobe Chapel Funeral Home, Inc.
California Memorial Estates, Inc.
Cottonwood Mortuary, Inc.
Crystal Rose Funeral Home, Inc.
Deseret Memorial, Inc.
Greer-Wilson Funeral Home, Inc.
Holladay Cottonwood Memorial Foundation
Holladay Memorial Park, Inc.
Memorial Estates, Inc.
Memorial Mortuary, Inc.
Memorial Travel Benefits, Inc.
Paradise Chapel Funeral Home
Dry Creek Property Development, Inc.
New York Land Holdings, Inc.
Security National Capital, Inc.
Security National Funding Company
Security National Life Scholarship Foundation, Inc.
Security National Reverse Mortgage of Utah
Select Appraisal Management, Inc.
Security National Real Estate Services, Inc.
55-05 Flushing, LLC
SNFC Subsidiary, LLC